UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2003

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras Street, Suite 1900		70130
(Address of principal executive offices)		(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company notes that certain statements set forth in this Current Report on Form 8-K provide other than historical information and are forward looking. The actual achievement of any forecasted results, or the unfolding of future economic or business developments in a way anticipated or projected by the Company, involve numerous risks and uncertainties. Among those risks and uncertainties, many of which are beyond the control of the Company, include, without limitation, fluctuations in oil and gas prices; level of fleet additions by competitors and vessel overcapacity; changes in capital spending by customers in the energy industry for exploration, development and production; changing customer demands for different vessel specifications; acts of terrorism; unsettled political conditions, war, civil unrest and governmental actions, especially in higher risk countries of operations; foreign currency fluctuations; and environmental and labor laws. Readers should consider all of these risk factors as well as other information contained in this report.

On November 20, 2003, the Company issued the following press release:

Tidewater Elects Wayne Leonard To Its Board of Directors

NEW ORLEANS, November 20, 2003 – Tidewater (NYSE: TDW) today announced the election of Wayne Leonard to its Board of Directors for a term expiring July 2004.

Mr. Leonard comes to Tidewater with a distinguished and successful career in the gas and utilities industry. He was appointed chief executive officer of Entergy in 1999 and still serves in that capacity.

Mr. Leonard earned his Bachelor’s degree in accounting in 1973 from Ball State University and his MBA from Indiana University in 1987. He began his utility career at PSI Energy where he served as the company’s senior vice president and chief financial officer from 1989 to 1994. After the 1994 merger, which created Cinergy, he was named group vice president and chief financial officer and served in that capacity until 1996. That same year, he was named president of Cinergy’s Energy Commodities Strategic Business Unit and president of Cinergy Capital and Trading. He joined Entergy in April 1998 as president and chief operating officer of domestic business and assumed responsibility for international operations in August 1998. Under his guidance, the company has since created a new vision, strategy, organizational structure and corporate culture. Operations have improved substantially with most measures, like outage time and lost time accidents, down over 50 percent, as well as an increase in employee satisfaction. In recognition of its industry-leading financial achievement, Entergy was honored in October 2003 as the top performer in the Edison Electric Institute’s index of Shareholder-Owned Electric Utilities for the past five years.

In addition to his business success, Mr. Leonard has been very active in providing both civic leadership and service. In 2003, he was named Role Model of the Year by the Young Leadership Council based on his “enhancement of the quality of life in the New Orleans area, and his standing as a role model for others in the city.” He was also presented with the Business Leader of the Year Award from Georgetown University in October 2003. In 2000, he was awarded the Foundation for the Mid-South Corporate Leadership award for excellence in corporate giving and leadership in Arkansas, Louisiana and Mississippi. In 1999, he was asked by President Clinton to lead a new Mississippi River Delta business-to-business mentoring effort called BusinessLINC. “We are pleased to have someone with such outstanding business credentials and such a leading humanitarian presence in our community become a member of our Board of Directors,” says Dean Taylor, chairman, president and CEO of Tidewater.

Mr. Leonard and his wife, Jackie, live in New Orleans with their three daughters, Rebecca, Rachel and Allison. He has served as the 2001 and 2002 Chairman of the New Orleans United Way Board of Trustees. He serves on the Board of Directors of the Edison Electric Institute.

Tidewater Inc. owns and operates nearly 570 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT:

Tidewater Inc.

Rebecca Hadeed

504-568-1010

www.tdw.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Cliffe F. Laborde

Cliffe F. Laborde
Executive Vice President, General Counsel and Secretary

Date: November 20, 2003

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